Exhibit 99.2

GOLF TRUST OF AMERICA, INC. AND WHOLLY-OWNED SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

COMBINED STATEMENT OF NET ASSETS

AS OF JUNE 30, 2004 (LIQUIDATION BASIS)

(unaudited) (in thousands)

	Historical
	Golf Trust of America, Inc.	Resort and related operations	Estimated Fair Value Adjustments (1)		Other Adjustments		Pro forma Combined Amounts

ASSETS
Real estate and mortgage note receivable – held for sale	$56,767	$	$18,497	(1a)	$(44,240	)(2)	$59,874
			28,850	(1a)
Current Assets	4,089	6,631	(35	)(1c)	2,000	(3)	12,068
					(617	)(4)
Intangibles – net		11,171	(11,171	)(1b)	(417	)(4)
Property and equipment – net		36,852	(36,852	)(1b)
Other assets		6,633	(4,179	)(1a)			2,454
Total assets	60,856	61,287	(4,890)		(42,857)		74,396

LIABILITIES
Debt	1,090	78,975	(39,735	)(1d)	(39,240	)(2)	3,090
					2,000	(3)
Accounts payable and other liabilities	2,878	8,077	97	(1e)			11,052
Dividends payable	6,164						6,164
Reserve for estimated costs during the period of liquidation	5,667				(617	)(4)	5,050
Accrued interest		28,312	(28,312	)(1d)
Due to related parties		2,685	(2,685	)(1f)
Other long-term liabilities		10,265	(5,913	)(1g)			4,352
Long-term refurbishment		6,961	(2,330	)(1h)			4,631
Deferred incomes taxes		1,255	(1,255	)(1i)			—
Total liabilities	15,799	136,530	(80,133)		(37,857)		34,339

Commitments and contingencies
Preferred stock, $.01 par value, 10,000,000 shares authorized, 800,000 shares issued and outstanding	20,000						20,000
Common stock, $1 par, 5,000 shares authorized, issued and outstanding		15	(15	)(1j)
Paid-in capital		10,604	(10,604	)(1j)
Accumulated deficit - net of accumulated other comprehensive income		(85,862)	85,862	(1j)
Total stockholders’ deficit		(75,243)	75,243
Total liabilities and stockholders’ deficit
Total liabilities, preferred stock and shareholders’ deficit	35,799	61,287	(4,890)				54,339

NET ASSETS IN LIQUIDATION (available to holders of common stock and OP units)	$25,057				(5,000)		$20,057

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

GOLF TRUST OF AMERICA, INC. AND WHOLLY-OWNED SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

COMBINED STATEMENT OF CHANGES IN NET ASSETS

FOR THE SIX MONTHS ENDED JUNE 30, 2004 (LIQUIDATION BASIS)

(unaudited) (in thousands)

	Historical
	Golf Trust of America, Inc.	Resort and related operations	Adjustments		Pro forma Combined Amounts

Revenues
Resort facilities	$	$6,447	$		$6,447
Food and beverage		5,696			5,696
Golf		6,869			6,869
Real Estate		187			187
Other		2,865			2,865
Revenue from managed golf course operations	3,213				3,213
Total revenues	3,213	22,064			25,277
Cost and Operation Expenses
Resort facilities		5,280			5,280
Food and beverage		4,379			4,379
Golf		3,850			3,850
Real Estate		171			171
Other		4,577			4,577
General and administrative	765	2,632	161	(1)	3,558

Depreciation and amortization		1,495	(1,495	)(2)
Direct expenses from managed golf course operations	2,837				2,837
Total expenses	3,602	22,384	(1,334)		24,652
Operating income (loss)	(389)	(320)	1,334		625
Other income (expense)
Interest income	93				93
			4,561	(3)
Interest expense	(53)	(4,735)	(460	)(4)	(687)
Total other income (expense)	40	(4,735)	4,101		(594)
(Loss) income before adjustment for liquidation basis	(349)	(5,055)	5,435		31
Adjustment for liquidation basis of accounting	(294)				(294)
Net (loss) income available to common stockholders	(643)		5,435		(263)
Net (loss) income		(5,055)
Dividends and distributions:
Preferred dividends	(1,250)				(1,250)
Value of common stock redeemed	(333)				(333)

Total dividends and distributions	(1,583)				(1,583)

Net change in net assets available to holders of common stock and OP units	$(2,226)	$(5,055)	$5,435		$(1,846)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

2

GOLF TRUST OF AMERICA, INC. AND WHOLLY-OWNED SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

COMBINED STATEMENT OF CHANGES IN NET ASSETS

FOR THE YEAR ENDED DECEMBER 31, 2003 (LIQUIDATION BASIS)

(in thousands)

	Historical
	Golf Trust of America, Inc.	Resort and related operations	Adjustments		Pro forma Combined Amounts

Revenues
Resort facilities	$	$11,786	$		$11,786
Food and beverage		11,214			11,214
Golf		10,874			10,874
Real estate commission		253			253
Other		5,062			5,062
Rent	452				452
Revenue from managed golf course operations	7,989				7,989
Total revenues	8,441	39,189			47,630
Cost and Operation Expenses
Resort facilities		10,169			10,169
Food and beverage		8,037			8,037
Golf		7,157			7,157
Real estate commission		261			261
Other		8,284			8,284
General and administrative	2,215	4,586	234	(1)	7,035

Depreciation and amortization		2,998	(2,998	)(2)
Direct expenses from managed golf course operations	7,908				7,908
Total expenses	10,123	41,492	(2,764)		48,851
Operating income (loss)	(1,682)	(2,303)	2,764		(1,221)
Other income (expense)
Interest income	216				216
Interest expense	(1,329)	(9,116)	9,121	(3)
			(753	)(4)	(2,077)
Total other income (expense)	(1,113)	(9,116)	8,368		(1,861)
Loss before adjustment for liquidation basis	(2,795)				(3,082)
Adjustment for liquidation basis of accounting	(16,686)				(16,686)
Net loss available to common stockholders	(19,481)		11,132		(19,768)
Net (loss) income		$(11,419)

Preferred dividends	(2,139)				(2,139)

Net change in net assets available to holders of common stock and OP units	$(21,620)	$(11,419)	$11,132		$(21,907)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

3

GOLF TRUST OF AMERICA, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

I.                                         BASIS OF PRESENTATION

On July 15, 2004 GTA-IB, LLC (“GTA-IB”), a wholly owned subsidiary of Golf Trust of America, Inc. (the “Company”), assumed title to the Westin Innisbrook Golf Resort (the “Resort”) through a negotiated settlement agreement (the “Settlement Agreement”) resolving a default on a participating mortgage loan under which the Company was the lender.  GTA-IB was newly formed as a wholly-owned subsidiary of the Company for the purpose of completing this transaction. The Resort was previously owned by Golf Host Resorts, Inc. and the Resort served as collateral under this participating mortgage loan.  The accompanying historical financial statements at June 30, 2004 are presented in accordance with the basis of the predecessor owner (the borrower under the participating mortgage loan). The financial statements of the Resort and related operations include the operations of the Resort and a related entity, Golf Host Securities, Inc., that was also acquired in the settlement transaction.

The accompanying unaudited pro forma condensed consolidated statement of net assets (liquidation basis) as of June 30, 2004 gives effect to the acquisition of the Resort and related operations, as described in Item 2.01 herein, as if the acquisition had occurred on that date. The accompanying unaudited pro forma condensed consolidated statement of changes in net assets for the six months ended June 30, 2004 (Liquidation Basis) and December 31, 2003 (Liquidation Basis) give effect to the acquisition of the Resort and its related operations, as described in Item 2.01 herein, as if it had occurred on January 1, 2003.

The Company preliminarily determined the estimated fair values of the assets and liabilities using the methods of accounting consistent with Financial Accounting Statement 141 for purchase accounting. The unaudited pro forma condensed consolidated financial statements are subject to a number of estimates, assumptions and other uncertainties, including the allocation of the purchase price, and do not purport to be indicative of the actual financial position or results of operations or changes in net assets that would have occurred had the transaction reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations or financial condition that may be achieved in the future.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and all of the financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

4

II.                                     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF NET ASSETS AS OF JUNE 30, 2004

The unaudited pro forma balance sheet gives effect to the transaction as if it occurred on June 30, 2004.

(1)                                  Reflects the adjustments to record the assets and liabilities acquired at their estimated fair value as summarized in (a) through (j).   The assets and liabilities of the Resort at their estimated fair values are summarized in the following table:

Category	Fair Value
Real Estate held for sale	$47,347
Current assets	6,596
Other Assets	2,454
Total Assets	$56,397

Debt and accrued interest	$39,240
Accounts payable and other liabilities	8,174
Other long-term liabilities	4,352
Long-term refurbishment	4,631
Total Liabilities	$56,397

(a)                                  Adjustment to the predecessor owner’s carrying amounts of the property, plant and equipment and the intangible assets of the Resort, including the predecessor owner’s investment in the refurbishment of the individually owned condominium rental pool units at the Resort to reflect these assets at the fair value. The adjustment to Other Assets also reflects $2,200,000 representing the contingent asset that the Company acquired in the settlement related to sharing rights in the proceeds from the sale of Parcel F and the elimination of approximately $873,000 in GTA common stock held by the borrower and cancelled pursuant to the settlement agreement.  The following is a table summarizing the estimated fair values of the identifiable intangibles acquired:

Intangible Assets	Estimated Fair Value
Water Contract	$2,300,000
Rental Pool	8,197,000
Guest Bookings	1,100,000
Club Memberships	4,400,000
Trade Name	2,500,000
Total Intangible Assets	$18,497,000

(b)                                 Elimination of the carrying amounts of property, plant and equipment and intangible assets and reclassification of the estimated fair value of such assets as real estate held for sale.

(c)                                  Adjustment to eliminate certain prepaid expenses paid by the predecessor owner that have no continuing value to the Company.

(d)                                 Adjustment of the predecessor owner’s carrying amounts as of June 30, 2004 of the participating mortgage loan and related accrued interest for which the Resort was pledged as collateral and replaces such carrying amounts with the estimated fair value of the participating mortgage loan assumed by the GTA-IB payable to its parent.  Pursuant to the terms of an amendment to the the participating mortgage loan, the loan now outstanding between the Company’s operating partnership and its subsidiary (GTA-IB), as of July 15, 2004, is $39.24 million,  the estimated fair value of the enterprise value of the Resort  The loan is now non-interest bearing.

5

(e)                                  Adjustment to the predecessor owner’s carrying value of the accounts payable due to Troon Golf L.L.C. (“Troon”) to reflect this liability at the estimated fair value which was determined using a net present value calculation.   This amount represents the liability for unpaid management fees from prior periods.

(f)                                    Adjustment of related party amounts related to the prior owner and its affiliates which are not assumed by the company.

(g)                                 Adjustment to the carrying value of the payable to Westin Management Company South (“Westin”) based on the settlement reached with Westin pursuant to a management agreement with Westin (the “Management Agreement”), and to reflect this liability at the estimated fair value using a net present value calculation.   This liability represents the termination rights fee that will be due to Westin upon termination by the Company pursuant to the terms of the Management Agreement filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on July 29, 2004, and incorporated herein by reference.

(h)                                 Adjustment to the carrying value of the accounts payable due to certain condominium owners who participate in the rental pool to reflect this liability at the estimated fair value.   This liability represents the estimated fair value of the reimbursement payable to certain condominium owners for expenses related to the refurbishment of their rental pool condominium units pursuant to the master lease agreement.

(i)                                     Adjustment of the deferred tax liability of the predecessor owner which are not assumed by the company.

(j)                                     Elimination of the capital accounts of the predecessor owner which are not assumed by the company.

(2)                                  Adjustment reflects the elimination of the company's carrying value of the participating mortgage loan against the mortgage note payable on the books of GTA-IB.  This amount is then eliminated in consolidation.  The participating mortgage loan was assumed by GTA-IB upon the execution of the Settlement Agreement on July 15, 2004.  A $5.0 million write-down was recorded to reflect the participating mortgage loan and its collateral (the Resort and other rights pursuant to the Settlement Agreement) at its estimated fair value based current facts and circumstances including, among others, recent valuations and appraisals.

(3)                                  Reflects the loan from Elk Funding, L.L.C. of $2.0 million that was provided to fund the Resort concurrently with the closing of the Settlement Agreement.  The loan was made to the Company’s parent and then funded to GTA-IB.

(4)                                  Reflects the closing costs paid at the time of the closing of the Settlement Agreement and the corresponding transfer of the title to the Resort.

III.                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF CHANGES IN NET ASSETS FOR THE SIX MONTHS ENDED JUNE 30, 2004 (LIQUIDATION BASIS) AND FOR THE YEAR ENDED DECEMBER 31, 2003 (LIQUIDATION BASIS)

(1)                                  Reflects the revised management fees under the Management Agreement with Westin and under the new facility management agreement with Troon.  These agreements were filed as Exhibits 10.4 and 10.6, respectively to the Company’s Current Report on Form 8-K filed on July 29, 2004 and incorporated herein by reference.

(2)                                  Reflects the elimination of the predecessor owner’s depreciation and amortization on the assets of the Resort. Since the Company reports under the liquidation basis of accounting, depreciation or appreciation expense is not recorded on the estimated fair value of the assets.  See note II.1a above for further discussion.

(3)                                  Reflects the reversal of the interest expense on the predecessor owner’s participating mortgage loan.  See note II.1d for further discussion.

(4)                                  Reflects accretion expense for the Westin, Troon and Refurbishment liabilities based on their estimated fair value.   These liabilities are recorded at their estimated fair value using a net present value calculation.

6

Golf Host, Inc. and Subsidiaries

Financial Statements

December 31, 2003 and 2002

Report of Independent Certified Public Accountants

To the Shareholder and Board of Directors of Golf Host, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholder’s deficit and of cash flows present fairly, in all material respects, the financial position of Golf Host, Inc. and subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on those financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.   Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Notes 1, 6 and 11 of the notes to the consolidated financial statements, the Company had suffered recurring losses from operations, negative working capital and a shareholder’s deficit that raised substantial doubt about its ability to continue as a going concern. As discussed in Note 11, the Company reached a settlement agreement with the primary lender in July 2004.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
September 21, 2004

Golf Host, Inc. and Subsidiaries

Consolidated Balance Sheets

For the Years Ended December 31, 2003 and 2002

	2003	2002
Assets
Current assets
Cash	$95,179	$232,455
Restricted cash	2,489,761	2,520,849
Accounts receivable, net	1,578,294	2,069,962
Other receivables	120,966	61,554
Inventories and supplies	1,348,526	1,157,792
Prepaid expenses and other assets	367,562	524,733
	6,000,288	6,567,345
Intangibles, net	11,602,195	12,463,987
Property and equipment, net	37,172,593	38,033,532
Investment securities	913,545	497,293
Other assets, net	6,282,640	5,705,250
Total assets	$61,971,261	$63,267,407

Liabilities and Shareholder’s Deficit
Current liabilities
Cash overdrafts	—	69,846
Debt due within one year	78,975,000	79,003,552
Accrued interest	23,751,133	14,538,319
Accounts payable	4,316,333	4,788,666
Accrued payroll costs	885,531	893,224
Other payables and accrued expenses	2,595,888	2,765,828
Deposits and deferred revenue	1,867,326	2,003,938
Due to Parent	1,246,274	1,278,510
	113,637,485	105,341,883
Due to Westin	10,265,009	10,265,009
Long-term refurbishment	6,960,748	5,548,514
Deferred income taxes	1,255,000	1,255,000
Total liabilites	132,118,242	122,410,406
Shareholder’s deficit
Common shares	15,468	15,468
Paid-in capital	10,603,518	10,603,518
Accumulated deficit	(81,182,219)	(69,761,985)
Accumulated other comprehensive income	416,252	—
Total shareholder’s deficit	(70,146,981)	(59,142,999)
Total liabilities and shareholder’s deficit	$61,971,261	$63,267,407

The accompanying notes are an integral part of these consolidated statements

Golf Host, Inc. and Subsidiaries

Consolidated Statements of Operations

December 31, 2003, 2002 and 2001

	Year ended December 31,
	2003	2002	2001
Revenues
Resort facilites	$11,785,522	$12,156,198	$16,286,752
Food and beverage	11,213,597	11,335,921	12,965,848
Golf	10,873,605	11,528,611	13,320,099
Real estate commissions	252,903	280,067	186,972
Other	5,061,906	5,575,210	5,146,238
	39,187,533	40,876,007	47,905,909
Costs and operating expenses
Resort facilites	10,168,879	9,659,301	11,810,655
Food and beverage	8,036,799	7,974,357	9,034,212
Golf	7,157,362	6,186,797	6,570,304
Real estate commissions and other related expenses	260,910	245,501	241,262
Other	8,284,514	8,527,711	9,342,146
General and administrative	4,586,009	4,611,293	5,287,133
Depreciation and amortization	2,997,546	3,601,797	3,889,166
Provision for intangible impairment	—	—	3,000,000
	41,492,019	40,806,757	49,174,878
(Loss) income before loss on assets held for sale and leased asset	(2,304,486)	69,250	(1,268,969)
Loss on assets held for sale and leased asset	—	—	(1,665,421)
Operating income (loss)	(2,304,486)	69,250	(2,934,390)
Interest expense, net	(9,115,748)	(9,029,320)	(8,803,560)
Realized loss on investment securities	—	(1,211,921)	(961,433)
Writeoff of affiliate receivables	—	(2,712,500)	—
Loss before income tax benefit	(11,420,234)	(12,884,491)	(12,699,383)
Income tax benefit	—	—	(515,467)
Net loss	$(11,420,234)	$(12,884,491)	$(12,183,916)

The accompanying notes are an integral part of these consolidated statements

Golf Host, Inc. and Subsidiaries

Consolidated Statements of Changes in Shareholder’s Deficit

For the Years Ended December 31, 2003 and 2002

					Accumulated
	$1 Par Value Common Stock		Paid-in	Accumulated	Other Comprehensive	Total Shareholder’s	Comprehensive
	Shares	Amount	Capital	Deficit	Income	Deficit	Loss

Balance, December 31, 2001	15,468	$15,468	$10,603,518	$(56,877,494)	$—	$(46,258,508)
Net loss	—	—	—	(12,884,491)	—	(12,884,491)	$(12,884,491)

Other Comprehensive Loss
Unrealized loss on investment securities	—	—	—	—	(1,211,921)	(1,211,921)	(1,211,921)
Realized loss on investment securities reclassed to net loss	—	—	—	—	1,211,921	1,211,921	1,211,921

Comprehensive loss							(12,884,491)

Balance, December 31, 2002	15,468	15,468	10,603,518	(69,761,985)	—	(59,142,999)
Net loss	—	—	—	(11,420,234)	—	(11,420,234)	(11,420,234)

Other Comprehensive Loss
Unrealized gain on investment securities	—	—	—	—	416,252	416,252	416,252

Comprehensive loss							$(11,003,982)

Balance, December 31, 2003	15,468	$15,468	$10,603,518	$(81,182,219)	$416,252	$(70,146,981)

The accompanying notes are an integral part of these consolidated statements

Golf Host, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2003, 2002 and 2001

	Year ended December 31,
	2003	2002	2001
Cash flows from operating activities:
Net loss	(11,420,234)	(12,884,491)	(12,183,916)
Adjustments to reconcile net loss to net cash provided by operating activities
Provision for bad debts	30,000	37,057	126,442
Depreciation and amortization	2,997,546	3,601,797	3,889,166
Provision for intangible impairment	—	—	3,000,000
Gain on disposition of capital lease	(28,552)	(294,821)	—
Unrealized loss on investment securities	—	1,211,921	961,433
Amortization of refurbishment costs	860,111	407,015	—
Affiliate asset contribution	—	(425,688)	—
Gain on sale of asset held for sale	—	—	(1,164,911)
Income tax benefit	—	—	(515,467)
Changes in operating assets and liabilities
(Increases) decreases in Restricted cash	31,088	(1,107,523)	(194,037)
Accounts receivable and other receivables	402,256	2,637,689	3,189,054
Inventories and supplies	(190,734)	(87,512)	536,655
Prepaid expenses and other assets	157,171	354,997	(439,534)
Increases (decreases) in Cash overdraft	(69,846)	69,846	—
Accounts payable	(472,334)	(1,139,734)	(830,633)
Accrued payroll costs	(7,693)	120,928	(42,776)
Accrued interest	9,212,814	9,084,962	4,636,310
Other payables and accrued expenses	(169,940)	(399,882)	(276,807)
Deposits and deferred revenue	(136,612)	(691,335)	(766,510)
Due to Parent	(32,234)	(107,022)	2,040,861
Cash provided by (used in) operating activities	1,162,807	388,204	1,965,330

Cash flows from investing activities
(Increases) decreases in other assets	(25,268)	(51,236)	(25,427)
Purchases of property and equipment	(1,225,273)	(714,668)	(1,526,163)
Increase in assets held for sale	—	—	(47,624)
Proceeds from sale of asset held for sale	—	—	3,928,635
Cash provided by (used in) investing activities	(1,250,541)	(765,904)	2,329,421

Cash flows from financing activities
Repayment of existing debt	(49,542)	(183,182)	(3,487,386)
Repayments on line of credit	—	—	(667,141)
Distribution to shareholder	—	—	(3,928,335)
Contribution from shareholder	—	—	2,667,921
Increases in Due to Westin	—	—	1,145,151
Cash used in financing activities	(49,542)	(183,182)	(4,269,790)

Net (decrease) increase in cash	(137,276)	(560,882)	24,961
Cash, beginning of period	232,455	793,337	768,376

Cash, end of period	$95,179	$232,455	$793,337

Non-cash financing and investing activities
Capital lease obligation	$49,542	$—	—
Forgiveness of operating deficits	—	—	5,060,677
Refurbishment program	1,412,234	5,548,514	—

Other Information
Interest paid cash	$—	$129,151	$7,781,358

The accompanying notes are an integral part of these consolidated statements

Golf Host, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2003 and 2002

1.                            Organization, Business and Liquidity

Golf Host, Inc. (the “Company” or “GHI”) is a wholly owned subsidiary of Golf Host Holdings, Inc. (“GHH”) and through July 15, 2004 was the sole owner of Golf Host Resorts, Inc. (“GHR”, The “Westin Innisbrook Golf Resort” or “Innisbrook”) in Tarpon Springs, Florida and, through November 18, 2001, owned and operated the Sheraton Tamarron Resort (“Tamarron”) in Durango, Colorado (collectively the “Resorts”).  The Resorts offer championship quality golf facilities, restaurant and conference facilities, and related resort facilities.  A majority of the condominium apartment owners at the Resorts provide their units as resort accommodations under rental pool lease operations.  GHI also owns Golf Host Securities, Inc. (“GHS”), a registered real estate and securities broker, Golf Host Management, Inc. (“GHM”), a personnel holding company and Golf Host Development, Inc. (“GHD”) a construction company, which has not been active during the three years ended December 31, 2003.

On June 23, 1997, GHH acquired GHI (the “Acquisition”).  The purchase price was approximately $66,333,000, including assumption of certain liabilities.  For financial statement purposes, the Acquisition was accounted for as a purchase and accordingly, the purchase price was allocated based upon the fair value of assets and liabilities acquired.

During 2000, GHR distributed the assets and liabilities of Tamarron of approximately $6,200,000, net, to Golf Host II, Inc., a wholly owned subsidiary of GHH.  Concurrently with the dividend of Tamarron, GHR entered into a lease agreement whereby Golf Host II, Inc. (“GH II”) leased Tamarron to GHR.  Rent was payable in the amount of $1 per annum and GHR assumed responsibility for Tamarron’s net income (loss), as defined by the lease agreement.  Effective November 19, 2001, Tamarron was sold and GHR has no remaining responsibility under the lease and related rental pool agreements (Note 8).

Management had developed and implemented sales and marketing plans to increase total Innisbrook revenues through targeting guests likely to utilize more Innisbrook amenities and continued to review its operating costs to determine where cost savings can be achieved.  Innisbrook had an agreement with Westin Hotel Company (“Westin”) whereby cash deficiencies, as limited and defined by the agreement, arising from the Innisbrook operation were temporarily funded by Westin (Note 10).

As a result of the recurring losses from operations, shareholder deficits of approximately $70,147,000 and negative working capital of approximately $107,637.000, substantial doubt exists about the Company’s ability to continue as a going concern.  These concerns were confirmed upon the finalization of the Settlement Agreement (Note 11).  Immediately after the Settlement Agreement, the Company has one asset consisting of a land parcel with a book value of approximately $50,000.  The consolidated financial statements do not include any adjustments resulting from these matters.

2.                            Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Golf Host, Inc. and its subsidiaries.  All significant intercompany balances and transactions are eliminated in consolidation.

Use of Estimates

Preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, which affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and those differences could be material.

Cash, Cash Equivalents and Restricted Cash

The Company considers all short-term highly liquid investments with a purchased maturity of three months or less to be cash equivalents.

At December 31, 2003 and 2002, the balance in restricted cash of approximately $2,490,000 and $2,521,000, respectively, primarily represents cash restricted for capital improvements pursuant to GHR’s loan agreement with GTA.  Of this amount, approximately $1,304,000 and $2,274,000 at December 31, 2003 and 2002, respectively, was set-aside in a capital replacement fund.  The Company, pursuant to agreements with GTA, is using the remaining restricted cash to fund operations. The Company is required to maintain, as defined under the Westin Management Agreement (Note 10), a capital replacement fund for future capital improvements.

Accounts Receivable

Accounts receivable represents amounts due from Resort guests and is net of allowances of approximately $30,000 and $160,000 for doubtful accounts at December 31, 2003 and 2002, respectively.

Inventories and Supplies

The Company records inventories and supplies at the lower cost, on a first-in, first-out basis, or market.

Investment Securities

Investment securities are classified as available-for-sale securities and are carried at market value, with the resulting unrealized gain or loss recorded as accumulated other comprehensive income (loss) in shareholder’s deficit.  The Company evaluates marketable securities for other than temporary impairment when the fair value of a marketable security has been below cost for an extended period of time (generally nine to twelve months) or other significant factors occur warranting an evaluation.  If an other than temporary impairment is determined to exist, the difference between the fair value of the marketable security and its cost is recognized as a charge to earnings in the period in which the impairment is determined.

During the years ended December 31, 2002 and 2001, the Company recorded an other than temporary impairment of approximately $1,212,000 and $961,000, respectively, related to investment securities held during the year.

The following summarizes the investment securities at December 31, 2003 and 2002:

		Market Value
	Cost	2003	2002
Golf Trust of America, Inc. Common Stock - 368,365 shares	$497,293	$913,545	$497,293

Assets Held for Sale

On May 4, 2001, GHR sold the remaining land parcel at Innisbrook included in assets held for sale for $4,578,000.  The Company distributed net proceeds of $3,928,000 to its shareholder.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization.  Costs of maintenance and repairs of property and equipment used in operations are charged to expense as incurred, while renewals and betterments are capitalized.  When property and equipment are replaced, retired or otherwise disposed of, the costs are deducted from the asset and accumulated depreciation accounts.  Gains or losses on sales or retirements of buildings, vehicles and certain golf course and recreational facilities are recorded in income.

Depreciation is recorded using the straight-line unit method for buildings, vehicles and certain golf course and recreational facilities, and the straight-line composite method for the other components.  Estimates of useful lives used in computing annual depreciation are as follows:

Estimated useful life in years

Land improvements	28 to 30
Buildings	40
Recreational facilities	30
Machinery and equipment	10 to 15

Other Assets

Other assets consist of costs incurred in conjunction with refurbishment of condominium units provided as Resort accommodations under the rental pool lease operations.  In accordance with the new Master Lease Agreement (“NMLA”) (Note 9), the Company will reimburse 50% of the costs incurred by individual condominium owners for the completion of the refurbishment program.  The Company is amortizing the refurbishment program costs on a straight-line basis through 2009, the term of the refurbishment reimbursement program provision of the NMLA.  Other assets are recorded net of accumulated amortization of approximately $860,000 and $407,000 at December 31, 2003 and 2002, respectively.

Long-Lived Assets

Statement of Financial Accounting Standards (“FAS”) No. 144 (“FAS 144”), Accounting for the Impairment or Disposal of Long-Lived Assets, requires the Company to review long-lived assets to be held and used for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset.  If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value.  The Company has performed an evaluation of the long-term resort assets and related intangibles.  Based upon that analysis, gross cash flows exceed the carrying value of property and equipment and the related intangibles.  However, the fair value is significantly less than the carrying value of collateralized debt and past due interest.

Parent Company Advances

GHH advanced funds to GHI when necessary to assist with working capital needs and capital projects.  During the years ended December 31, 2003, 2002 and 2001, the amounts payable by GHI to GHH were approximately $1,246,000, $1,279,000 and $1,244,000 respectively (Note 11).

Revenue

Revenue from Resort operations is recognized as the related service is performed.  Revenue includes rental revenues generated from condominium units owned by third parties participating in the rental pool lease operations.  Normal operating costs such as depreciation, interest, real estate taxes and maintenance would have been incurred if the Company owned these units.  Instead, costs and operating expenses include distributions of approximately $4,656,000, $4,475,000 and $6,322,000 for the years ended December 31, 2003, 2002 and 2001, respectively, to the rental pool participants.

Revenue and expenses from real estate commissions is recognized upon the legal closing of a condominium unit.

Interest Expense, Net

The Company’s cash management policy is to utilize cash resources to minimize net interest expense, through either temporary cash investments or reductions in existing interest-bearing obligations.  Accordingly, temporary cash investments and interest income vary from period to period.  Interest expense is net of interest income of approximately $12,000, $43,000 and $35,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

Comprehensive Income (Loss)

Comprehensive income (loss) includes all changes in equity during a period from unrealized gains or losses on certain investment securities. Such amounts have been reflected, net of taxes, as a separate component of shareholder’s deficit in the accompanying consolidated balance sheets.

During the years ended December 31, 2003, 2002, and 2001, other comprehensive income (loss) consists of unrealized gain (loss) on investment securities.

Employee Benefit Plans

GHI maintains a defined contribution Employee Thrift and Investment Plan (the “Plan”), which provides retirement benefits for all eligible employees who have elected to participate.  Employees must fulfill a 90-day service requirement to be eligible.  The Company currently matches one half of the first 6% of an employee’s contribution.  Company contributions approximated $167,000, $173,000 and $209,000, for the years ended December 31, 2003, 2002 and 2001, respectively, and are fully funded.

3.                            Property and Equipment

Property and equipment consists of the following:

	December 31,
	2003	2002

Land and land improvements	$6,513,584	$6,432,158
Buildings	12,397,352	12,299,872
Golf courses and recreational facilities	18,606,014	18,635,580
Machinery and equipment	12,191,682	11,571,303
Construction in progress	110,211	240,945
	49,818,843	49,179,858
Less accumulated depreciation	(12,646,250)	(11,146,326)
	$37,172,593	$38,033,532

Construction in progress consists of costs incurred while constructing Resort amenities.  Construction projects during the year ended December 31, 2003 were short term, three months or less, and accordingly, no interest was capitalized.

Depreciation expense of approximately $2,485,000, $2,737,000 and $2,833,000 was recorded for the years ended December 31, 2003, 2002 and 2001, respectively.

The Company leases equipment under operating leases.  Lease expense amounted to approximately $399,000, $344,000, and $342,000 for the years ended December 31, 2003, 2002, and 2001, respectively.  Future minimum lease payments under operating leases in excess of one year are as follows:

Year	Amount

2004	$421,400
2005	543,700
2006	319,800
2007	291,200
2008	244,500
Thereafter	122,200

$1,942,800

4.                            Intangible Assets

Resulting from the Acquisition, a Resort intangible of approximately $30,400,000, relating to acquiring an operating Resort property with an existing rental pool agreement, was recorded and is being amortized on a straight-line basis over 20 years.  In accordance with FASB Statement No. 142, Goodwill and Other Intangible Assets, the Company’s intangible asset has been specifically identified and will continue to be amortized over its remaining useful life.  Amortization expense for all intangible assets was approximately $860,000, $860,000 and $1,053,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

During the year ended December 31, 2000, the Company recorded a provision for intangible impairment of approximately $7,441,000.  The Company experienced significant changes in business and market conditions, which led to declines in the results of operations and the number of participants in the rental pool.  Due to these changes, the Company concluded that impairment had occurred.  An impairment charge was required because the Company had determined that the estimated fair value of the intangible was less than its carrying value.

During 2001, the Company continued to experience significant declines in business associated both with its corporate and transient customers.  Advance bookings for 2002 and subsequent years continued to lag behind the Company’s historical results and from all indications, did not appear to indicate a significant reversal of that trend in the foreseeable future.  As a result, the Company again had to evaluate its carrying value of the intangible asset.  Pro forma cash flow estimates were developed based upon expected business levels, which indicated that further impairment of the intangible had occurred.  Consequently, the Company recognized an additional $3,000,000 impairment of the intangible asset during 2001.

During the years ended December 31, 2003 and 2002, the Company reviewed the carrying value of the intangible asset and determined that further impairment had not occurred.  Advance bookings and rental pool participation had stabilized from a historical perspective, and the pro forma cash flows, based upon advance bookings, indicated that no further deterioration in the carrying value should be recognized.

5.                            Other Payables and Accrued Expenses

Other payables and accrued expenses consist of the following:

	2003	2002

Rental pool lease distribution	$1,040,282	$727,891
Taxes, other than income taxes	1,173,129	1,507,970
Other	382,477	529,967

	$2,595,888	$2,765,828

6.                            Line of Credit and Notes Payable

	2003	2002

Notes payable
Participating mortgage note at varying pay rates maturing in 2027 (in default)	$69,975,000	$69,975,000
$ 9,000,000 participating mortgage note credit facility maturing in 2027 (in default)	9,000,000	9,000,000
Capital leases ranging from 1.89% to 17.37%	—	28,552
	78,975,000	79,003,552
Less current maturities	(78,975,000)	(79,003,552)

	$—	$—

Concurrent with the Acquisition, GHR obtained a $78,975,000 note payable from GTA.  The note payable has two components: a $69,975,000 participating mortgage note and a $9,000,000 credit facility.  The note payable is guaranteed by GHI and collateralized by substantially all assets other than the Company’s accounts receivable and approximately 38 acres of undeveloped land.

The note payable agreement stipulates that Additional Collateral is to be released when the ratio of the Innisbrook Resorts Net Operating Income equals or exceeds a coverage ratio to Debt Service, as defined.  The coverage ratio was not met for the three years ended December 31, 2003.  The agreement defines un-pledged GTA shares and/or the proceeds of the sale of these shares as Additional Collateral.

The participating mortgage note was used to finance the Company’s Acquisition and purchase of GTA stock.  The participating mortgage note calls for initial annual interest payments of $6,739,063 with an annual 5% increase in the interest payment, prorated for partial years, commencing January 1, 1998 and continuing each year through 2002.  Interest, payable monthly, has been recorded using the effective interest method.  The effective interest rate is approximately 11.5%, as defined in the loan agreement, over the life of the note payable.  In addition, the participating mortgage note calls for participation payments based upon levels of revenue, as defined, of the Innisbrook property (“Participating Interest”).  No Participating Interest has been incurred for the three years ending December 31, 2003.

Principal on the GTA note payable is due at maturity on June 23, 2027.  Upon expiration or earlier termination of the participating mortgage note, GTA has the option to purchase Innisbrook at fair market value (Note 11).

The $9,000,000 credit facility bears interest initially at a 9.75% fixed rate with an annual 5% interest escalator commencing January 1, 1998 (effectively 11.94%, 11.94% and 11.37% for the years ended December 31, 2003, 2002 and 2001, respectively) and continuing each year through 2002.  As of December 31, 2003, the Company has drawn the full $9,000,000 available under this facility.

The Company incurred interest expense of approximately $9,121,000, $9,120,000 and $9,070,000 on the GTA note payable during the years ended December 31, 2003, 2002 and 2001, respectively, of which $23,751,000 and $14,538,000 was payable at December 31, 2003 and 2002.  Accrued interest is classified as current as a result of the default on the GTA loan.

As a condition under the note payable agreement with GTA, GHR acquired 159,326 common shares of Golf Trust of America, Inc. (the 100% shareholder of GTA) and 274,000 Operating Partnership units (“OPUs”) in GTA for $8,975,000 with an option to acquire for $26 per unit 150,000 additional OPUs.  GHR distributed its GTA investment to the Company upon Acquisition.  In prior years, the OPUs were converted to GTA common stock.  At December 31, 2003, the Company holds 368,365 shares of GTA common stock, which serve as collateral for the mortgage until certain performance thresholds of GHR, as defined, are met.

The Company was informed by GTA on November 29, 2001 that the Company was in default on the $78,975,000 note payable arising from the Company’s failure to pay the October 2001 interest payment and all subsequent principal and interest payments, which have not been made.  GTA has asserted its right to accelerate payment of the total outstanding principal and interest amounts.  GTA entered into a Settlement Agreement dated July 15, 2004 with the Company (Note 11).

The Company obtained a $5,000,000 mortgage note on June 20, 1997, collateralized by certain assets at Innisbrook, from the previous owners as a part of the acquisition.  The note bore interest at a fixed rate of 6.34% with interest payable quarterly.  The Company incurred interest expense of $162,000 for the year ended December 31, 2001.  This note was paid in full on November 19, 2001, commensurate with the sale of the Tamarron property (Note 8).

7.                            Income Taxes

On April 17, 1998, the Company filed an election with the Internal Revenue Service to change its tax status to a Qualified Subchapter S Subsidiary effective February 3, 1998.  As a result of this election, no provision for income taxes has been included in the accompanying consolidated financial statements for any federal, state or local taxes since any income (loss) is passed through to its shareholder.  The remaining deferred tax liability represents the estimated liability for taxes to be paid on built-in gains associated with the sale of assets within the statutory 10-year period from Acquisition.  During 2001, certain of these assets were sold, resulting in an income tax benefit of approximately $515,000.

No valuation allowances are provided on deferred tax assets as management believes it is more likely than not that such asset will be realized upon settlement with GTA of amounts due.  Under the Internal Revenue Code, if certain substantial changes in the Company’s ownership occur, there are annual limitations on utilization of loss carry-forwards.

	2003	2002
Deferred income taxes consist of the following
Deferred income tax asset
Net operating loss	$331,875	$331,875
Deferred income tax liability
Basis difference in property and intangible assets	(1,586,875)	(1,586,875)

Total deferred income tax liability	$(1,255,000)	$(1,255,000)

8.                            Tamarron’s Result of Operations

The Company assumed responsibility for the net loss, as defined, of Tamarron under the terms of the lease agreement between the Company and GH II, a subsidiary of GHH, for the period of lease inception through November 18, 2001.  The net loss is included in loss on assets held for sale and leased asset in the accompanying consolidated statements of operations:

For the period ended November 18, 2001

Revenues
Hotel	$2,843,360
Food and beverage	1,926,520
Golf	1,753,375
Other	1,815,138
8,338,393
Costs & operating expenses
Hotel	1,106,787
Food and beverage	1,392,295
Golf	824,233
Other	2,701,941
General and administrative	3,751,385
Interest expense	100,108
9,876,749
Net loss	$(1,538,356)

On November 19, 2001, GH II, an affiliated company and lessor of Tamarron, sold Tamarron to an unrelated entity.  A portion of the proceeds were used to settle the remaining balance due under the $5,000,000 mortgage note from the previous owners (Note 6), which has been accounted for as a capital contribution to the Company.  In conjunction with the sale, GH II forgave the accumulation of operating deficits not funded by the Company.  The unfunded accumulated operating deficits totaled $5,070,000 and were recorded as an adjustment to paid-in capital.

9.                            Commitments and Contingencies

Rental Pool Distribution

GHR offered, effective January 1, 1998 and amended and restated effective January 1, 2000, a separate Guaranteed Distribution Master Lease Agreement (“GMLA”) to Innisbrook participants.

Among other things, the GMLA provides for an equal sharing between GHR and Innisbrook participants of Adjusted Gross Revenues, and includes as deductions from the Gross Income Distribution, as defined, a 5.5% Management Fee and a 3% Marketing Fee payable to GHR.  GHR also guaranteed that distributions would not be less than an amount which approximates the 1996 Gross Income Distribution on an individual unit basis, as prorated based upon Weighted Days Pool Participation, as defined.  For the year ended December 31, 2003, GHR was obligated to pay the GMLA participants less than $1,000 and the obligation for the year ended December 31, 2002 was less than $1,600.  No amounts were required to be paid under the guarantee for the year ended December 31, 2001 and 2000.  The GMLA has a non-cancelable term through 2011 with an annual rental pool participation election by individual unit owners.  As of December 31, 2003, one unit owner actively participated in the rental pool pursuant to the GMLA.

The NMLA was effective January 1, 2002.  On an annual basis, beginning in 2002, each condominium owner may elect to participate in either the NMLA or the GMLA.  If an owner elects to participate in the NMLA, the owner is prohibited from returning to the GMLA.  The NMLA provides for Adjusted Gross Revenues, as defined, to be divided 40% to the Innisbrook rental pool participants and 60% to GHR.  In addition, GHR has agreed, as part of the NMLA, to reimburse rental pool participants in the NMLA for up to 50% of actual unit refurbishment costs beginning in 2005 through 2009, so long as the rental pool participation threshold, as defined, is maintained.  In addition, GHR has agreed to pay the participants interest at 5% on the unpaid 50% of the refurbishment costs, beginning in 2002 so long as the participation threshold is maintained.  Interest in the amount of approximately $314,000 and $159,000 was incurred under this agreement for the years ended December 31, 2003 and 2002, respectively.  Should GHR elect to terminate the NMLA before its expiration in 2011, all unpaid balances of refurbishment costs and related interest would be due and payable to the Participants.  If GHR proves unsuccessful in its defenses in the Class-Action Lawsuit described below, any rental pool participant who elected to participate in the class action lawsuit, subject to the NMLA, will forego reimbursement by GHR for renovations equal to their pro-rata amount of the class-action settlement proceeds.  The net liability for GHR’s share of the estimated cost of the refurbishments completed as of December 31, 2003 is approximately $6,961,000 and is included in long-term refurbishments on the consolidated balance sheet.  The corresponding asset is included in other assets and is being amortized on a straight line basis over the period from the time each phase of the refurbishment is placed in service through the completion of payment in 2009.  The amortization expense for the years ended December 31, 2003 and 2002 is approximately $860,000 and $407,000, respectively, and is included in resort facilities expense.  The benefits and obligations under the GMLA and NMLA were assumed by GTA in accordance with the Settlement Agreement (Note 11).

Legal

GHI has been named as a defendant in a consolidated class action lawsuit (the “Class Action Lawsuit”) whereby the plaintiffs allege breaches of contract, including breaches in connection with the Rental Pool Master Lease Agreement.  The plaintiff’s are seeking damages and declaratory judgment stating the plaintiffs are entitled to participate in the rental pool if one exists, a limitation of the total number of club memberships and a limitation of golf course access to persons who are either condominium owners who are members, their accompanied guests, or guests of the resort. Deposition of class members and others, including depositions of prior executives of Golf Host Resorts, have been taken and additional discovery remains.  The court had postponed the previously scheduled trial date of February 3, 2003; a new trial date has not yet been set.  As of December 31, 2003, the court decertified the class and denied the plaintiff’s subsequent motion to permit additional owners to intervene in the lawsuit.  In addition, the plaintiffs filed a complaint seeking to “pierce the corporate veil”.  The court dismissed the veil piercing complaint with prejudice.  The plaintiffs appealed the decertification of the class; the denial to intervene and the veil piercing dismissal to the Florida Court of Appeals, Second District.  The Court of Appeals has affirmed the lower court’s de-certification of the class and has affirmed the lower court’s dismissal with prejudice of the veil piercing case.  On July 29, 2004, the court entered an order granting the Company’s motion for summary judgment.  The plaintiffs may appeal this summary judgment ruling.  No decision on the intervention appeal has been made. The Company does not believe the resolution of this matter will have a material adverse effect on the Company’s financial condition or results of operations.

The Company, in the normal course of operations, is also subject to claims and lawsuits.  The Company does not believe that the ultimate resolution of these matters will materially impair operations or have an adverse effect on the Company’s financial position and results of operations

10.                     Westin Agreements

Westin became manager of Innisbrook effective July 15, 1997, for a 20-year term unless terminated earlier as provided for in the agreement.  Westin receives annual management fees, based on revenues of Innisbrook, and certain cost reimbursements.  Westin’s management fee amounted to approximately $576,000, $584,000 and $716,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

The Westin management agreement required GHR to maintain a capital replacement fund based on an amount calculated as the greater of 3% of gross revenues or a minimum threshold amount as defined in the agreement, calculated on a monthly basis.  GHR contributed approximately $2,403,000, $2,125,000 and $1,845,000 for the years ended December 31, 2003, 2002 and 2001, respectively, and an additional $1,665,000, $862,000 and $366,000 was required to be segregated at December 31, 2003, 2002 and 2001, respectively.  At December 31, 2003 and 2002, the capital replacement fund had a balance of approximately $1,304,000 and $1,394,000, respectively, and is included in restricted cash in the accompanying consolidated balance sheets.

In April 1998, GHR signed an agreement, under which Westin would provide 50% of the funding for approved capital expenditures incurred subsequent to the Acquisition in excess of the annual capital replacement fund requirements, defined above, in addition to providing 50% of the funding for the initial capital requirements over $6,000,000, as defined.  During the year ended December 31, 2002, Westin and GHR agreed that the amount due under the agreement was approximately $426,000.  This amount was offset against unpaid management fees and reimbursable expenses due Westin under the management agreement and is included in other income for the year ended December 31, 2002.  At December 31, 2003, there are no amounts due under the agreement.

Additionally, under the terms of the Innisbrook management agreement, Westin guaranteed a minimum cash flow to Innisbrook.  The agreement provided that if Incentive Cash Flow, as defined, was less than the Minimum Annual Payment, as defined, for the operating year, then Westin would fund a non-interest bearing advance to Innisbrook for the shortage up to $2,500,000, with the advance being repayable when GHR has Available Cash, as defined.  As of December 31, 2003 and 2002, $10,265,000 and $10,265,000 had been advanced to GHR and is included in Due to Westin.  GTA assumed this liability as part of the Settlement Agreement (Note 11).

Amounts payable to Westin of $1,134,000 and $1,750,000 at December 31, 2003 and 2002, respectively, include management fees and certain cost reimbursements and are included in accounts payable at December 31, 2003 and 2002, respectively.

11.                     Subsequent events

On July 15, 2004, The Company and GTA entered into a Settlement Agreement wherein the Resort property, three condominiums units and linen closet located at the resort, the acquired interest in common stock and partnership operating units of GTA held by the Company, and all rights, title and interests in the Company under existing contracts and agreements were transferred to GTA.  In addition, GTA assumed all liabilities of the Company except for the Due to Parent, and the Company provided an indemnity to defend and hold harmless GTA (and its affiliates) from and against any and all costs, liabilities, claims, losses, judgments, or damages arising out of or in connection with the Class Action Lawsuit as well as liabilities accruing on or before the closing date relating to employee benefits and liabilities for contracts or agreements not disclosed by the Company to GTA.  In return, GTA delivered to the Company, a duly executed release of the Company from the liabilities owed to GTA.

Contemporaneously with the transfer of the Resort property, GTA entered into a management agreement with Westin Management Company South to manage the Resort, and the Company’s management agreement with Westin was terminated.  Subsequent to July 15, 2004, the Company has no operating activities except for actively marketing its remaining land parcel for sale.

Concurrent with the transfer of the Company’s assets to GTA, the Due to Parent of approximately $1,471,000 was forgiven by GHH and no federal income taxes were due.

Golf Host, Inc.

and Subsidiaries

Consolidated Financial Statements

June 30, 2004

(Unaudited)

Golf Host, Inc.

Consolidated Balance Sheets

Unaudited

	June 30, 2004	December 31, 2003

Assets
Current Assets:
Cash	$72,854	$95,179
Restricted cash	3,283,223	2,489,761
Accounts receivable, net	1,411,859	1,578,294
Other receivables	128,877	120,966
Inventories and supplies	1,134,514	1,348,526
Prepaid expenses and other assets	599,168	367,562
	6,630,495	6,000,288

Intangibles, net	11,171,299	11,602,195
Property and equipment, net	36,852,247	37,172,593
Investment securities	873,025	913,545
Other assets, net	5,759,819	6,282,640

Total assets	$61,286,885	$61,971,261

Liabilities and Shareholder’s Deficit
Current liabilities:
Cash overdrafts	$116,632	$—
Debt due within one year	78,975,000	78,975,000
Accrued interest	28,312,136	23,751,133
Accounts payable	3,423,789	4,316,333
Accrued payroll costs	990,632	885,531
Other payables and accrued expenses	1,761,102	2,595,888
Deposits and deferred revenue	1,784,896	1,867,326
Due to parent	2,684,860	1,246,274
	118,049,047	113,637,485

Due to Westin	10,265,009	10,265,009
Long-term refurbishment	6,960,748	6,960,748
Deferred income taxes	1,255,000	1,255,000
Total liabilities	136,529,804	132,118,242

Shareholder’s deficit:
Common shares	15,468	15,468
Paid-in capital	10,603,518	10,603,518
Accumulated deficit	(86,237,637)	(81,182,219)
Accumulated other comprehensive income	375,732	416,252
Total shareholder’s deficit	(75,242,919)	(70,146,981)

Total liabilities and shareholder’s deficit	$61,286,885	$61,971,261

The accompanying notes are an integral part of these financial statements

2

Golf Host, Inc.

Consolidated Statements of Operations

Unaudited

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Revenues:
Resort facilities	$2,696,928	$2,537,629	$6,447,144	$6,613,206
Food and beverage	2,471,455	2,871,574	5,696,248	6,297,775
Golf	2,897,568	2,869,517	6,868,855	6,630,710
Real estate commissions	167,287	57,340	186,909	135,235
Other	1,369,718	1,189,196	2,864,688	2,620,929
	9,602,956	9,525,256	22,063,844	22,297,855

Costs and operating expenses:
Resort facilities	2,492,501	2,146,932	5,280,318	5,243,711
Food and beverage	2,061,601	2,041,635	4,378,596	4,301,900
Golf	1,977,147	1,747,929	3,850,192	3,453,462
Real estate commissions and other related expenses	94,457	84,436	170,883	139,978
Other	2,232,431	2,238,575	4,577,016	4,579,995
General and administrative	1,279,173	1,063,120	2,632,319	2,285,831
Depreciation and amortization	702,198	747,198	1,494,396	1,494,396
	10,839,508	10,069,825	22,383,720	21,499,273

Operating income/(loss)	(1,236,552)	(544,569)	(319,876)	798,582
Interest expense, net	2,351,600	2,334,765	4,735,542	4,564,171
Write-off of afflilate receivables	—	—	—	2,712,500
Net income (loss)	$(3,588,152)	$(2,879,334)	$(5,055,418)	$(6,478,089)

The accompanying notes are an integral part of these financial statements

3

Golf Host, Inc.

Consolidated Statements of Changes in Shareholder’s Deficit

Unaudited

	$1 Par Value					Total
	Common Stock		Paid-in	Accumulated	Accumulated Other	Shareholder’s	Comprehensive
	Shares	Amount	Capital	Deficit	Comprehensive Income	Deficit	Loss

Balance, December 31, 2003	15,468	15,468	10,603,518	(81,182,219)	416,252	(70,146,981)

Net loss	—	—	—	(5,055,418)	—	(5,055,418)	(5,055,418)

Other Comprehensive Loss
Unrealized loss on investment securities	—	—	—	—	(40,520)	(40,520)	(40,520)
Comprehensive loss							$(5,095,938)

Balance, June 30, 2004	15,468	$15,468	$10,603,518	$(86,237,637)	$375,732	$(75,242,919)

The accompanying notes are an integral part of these financial statements

4

Golf Host, Inc.

Consolidated Statements of Cash Flow

Unaudited

	Six Months Ended June 30, 2004	Twelve Months Ended December 31, 2003
Cash flows from operating activities:
Net loss	$(5,055,418)	$(11,420,234)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for bad debts	54,052	30,000
Depreciation and amortization	1,494,396	2,997,546
Gain on disposition of capital lease	—	(28,552)
Amortization of refurbishment costs	522,831	860,111
Changes in operating assets and liabilities:
(Increases) decreases in:
Restricted cash	(793,462)	31,088
Accounts receivable and other receivables	104,472	402,256
Inventories and supplies	209,276	(190,734)
Prepaid expenses and other assets	(226,869)	157,171
Increases (decreases) in:
Cash overdraft	116,632	(69,846)
Accounts payable	(892,544)	(472,334)
Accrued payroll costs	105,101	(7,693)
Accrued interest	4,561,003	9,212,814
Other payables and accrued expenses	(852,426)	(169,940)
Deposits and deferred revenue	(82,430)	(136,612)
Due to Parent	1,456,219	(32,234)
Cash provided by operating activities	720,833	1,162,807

Cash flows from investing activities:
(Increases) decreases in other assets	—	(25,268)
Purchases of property and equipment	(743,158)	(1,225,273)
Cash used in investing activities	(743,158)	(1,250,541)

Cash flows from financing activities:
Repayment of existing debt	—	(49,542)
Cash used in financing activities	—	(49,542)

Net (decrease) increase in cash	(22,325)	(137,276)
Cash, beginning of period	95,179	232,455

Cash, end of period	$72,854	$95,179

Non-cash financing and investing activities:
Capital lease obligation	$—	$49,542
Refurbishment program	—	1,412,234

Other information:
Interest paid in cash	$174,172	$—

The accompanying notes are an integral part of these financial statements

5

Golf Host, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2004 and December 31, 2003 - Unaudited

1.              Organization, Business and Liquidity

Golf Host, Inc. (the “Company” or “GHI”) is a wholly owned subsidiary of Golf Host Holdings, Inc. (“GHH”) and through July 15, 2004 was the sole owner of Golf Host Resorts, Inc. (“GHR”, The “Westin Innisbrook Golf Resort” or “Innisbrook”) in Tarpon Springs, Florida and, through November 18, 2001, owned and operated the Sheraton Tamarron Resort (“Tamarron”) in Durango, Colorado (collectively the “Resorts”).  The Resorts offer championship quality golf facilities, restaurant and conference facilities, and related resort facilities.  A majority of the condominium apartment owners at the Resorts provide their units as resort accommodations under rental pool lease operations.  GHI also owns Golf Host Securities, Inc. (“GHS”), a registered real estate and securities broker, Golf Host Management, Inc. (“GHM”), a personnel holding company and Golf Host Development, Inc. (“GHD”) a construction company, which has not been active during the three years and six months ended June 30, 2004.

On June 23, 1997, GHH acquired GHI (the “Acquisition”).  The purchase price was approximately $66,333,000, including assumption of certain liabilities.  For financial statement purposes, the Acquisition was accounted for as a purchase and accordingly, the purchase price was allocated based upon the fair value of assets and liabilities acquired.

During 2000, GHR distributed the assets and liabilities of Tamarron of approximately $6,200,000, net, to Golf Host II, Inc., a wholly owned subsidiary of GHH.  Concurrently with the dividend of Tamarron, GHR entered into a lease agreement whereby Golf Host II, Inc. (“GH II”) leased Tamarron to GHR.  Rent was payable in the amount of $1 per annum and GHR assumed responsibility for Tamarron’s net income (loss), as defined by the lease agreement.  Effective November 19, 2001, Tamarron was sold and GHR has no remaining responsibility under the lease and related rental pool agreements.

Management has developed and implemented sales and marketing plans to increase total Innisbrook revenues through targeting guests likely to utilize more Innisbrook amenities and continues to review its operating costs to determine where cost savings can be achieved.  Innisbrook had an agreement with Westin Hotel Company (“Westin”) whereby cash deficiencies, as limited and defined by the agreement, arising from the Innisbrook operation are temporarily funded by Westin (Note 9).

As a result of the recurring losses from operations, shareholder deficits of approximately $75,202,000 and negative working capital of approximately $108,734,000 substantial doubt exists about the Company’s ability to continue as a going concern.  These concerns were confirmed upon the finalization of the Settlement Agreement (Note 10).  Immediately after the Settlement Agreement, the Company has no operations and one asset consisting of a land parcel with a book value of approximately $50,000.  The consolidated financial statements do not include any adjustments resulting from these matters.

6

2.              Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Golf Host, Inc. and its subsidiaries.  All significant intercompany balances and transactions are eliminated in consolidation.

Use of Estimates

Preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, which affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and those differences could be material.

Cash, Cash Equivalents and Restricted Cash

The Company considers all short-term highly liquid investments with a purchased maturity of three months or less to be cash equivalents.

At June 30, 2004 and December 31, 2003, the balance in restricted cash of approximately $3,283,000 and $2,490,000, respectively, primarily represents cash restricted for capital improvements pursuant to GHR’s loan agreement with GTA.  Of this amount, approximately $1,810,000 and $1,304,000 at June 30, 2004 and December 31, 2003, respectively, was set-aside in a capital replacement fund.  The Company, pursuant to agreements with GTA, is using the remaining restricted cash to fund operations. The Company is required to maintain, as defined under the Westin Management Agreement (Note 9), a capital replacement fund for future capital improvements.

Accounts Receivable

Accounts receivable represents amounts due from Resort guests and is net of allowances of approximately $54,000 and $30,000 for doubtful accounts at June 30, 2004 and December 31, 2003.

Inventories and Supplies

The Company records inventories and supplies at the lower cost, on a first-in, first-out basis, or market.

Investment Securities

Investment securities are classified as available-for-sale securities and are carried at market value, with the resulting unrealized gain or loss recorded as accumulated other comprehensive income (loss) in shareholder’s deficit.  The Company evaluates marketable securities for other than temporary impairment when the fair value of a marketable security has been below cost for an extended period of time (generally nine to twelve months).  If an other than temporary impairment is determined to exist, the

7

difference between the fair value of the marketable security and its cost is recognized as a charge to earnings in the period in which the impairment is determined.

During the six months ended June 30, 2004, the Company recognized comprehensive losses on investment securities in the amount of $40,250.

The following summarizes the investment securities at June 30, 2004 and December 31, 2003:

		Market Value
	Cost	June 30, 2004	December 31, 2003
Golf Trust of America, Inc.
Common Stock - 368,365 shares	$497,293	$873,025	$913,545

Assets Held for Sale

On May 4, 2001, GHR sold the remaining land parcel at Innisbrook included in assets held for sale for $4,578,000.  The Company distributed net proceeds of $3,928,000 to its shareholder.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization.  Costs of maintenance and repairs of property and equipment used in operations are charged to expense as incurred, while renewals and betterments are capitalized.  When property and equipment are replaced, retired or otherwise disposed of, the costs are deducted from the asset and accumulated depreciation accounts.  Gains or losses on sales or retirements of buildings, vehicles and certain golf course and recreational facilities are recorded in income.

Depreciation is recorded using the straight-line unit method for buildings, vehicles and certain golf course and recreational facilities, and the straight-line composite method for the other components.  Estimates of useful lives used in computing annual depreciation are as follows:

Estimated useful life in years
Land improvements	28 to 30
Buildings	40
Recreational facilities	30
Machinery and equipment	10 to 15

Other Assets

Other assets consist of costs incurred in conjunction with refurbishment of condominium units provided as Resort accommodations under the rental pool lease operations.  In accordance with the new Master Lease Agreement (“NMLA”) (Note 8), the Company

8

will reimburse 50% of the costs incurred by individual condominium owners for the completion of the refurbishment program.  The Company is amortizing the refurbishment program costs on a straight-line basis through 2009, the term of the refurbishment reimbursement program provision of the NMLA.  Other assets are recorded net of accumulated amortization of approximately $523,000 and $860,000 at June 30, 2004 and December 31, 2003, respectively.

Long-Lived Assets

Statement of Financial Accounting Standards (“FAS”) No. 144 (“FAS 144”), Accounting for the Impairment or Disposal of Long-Lived Assets, requires the Company to review long-lived assets to be held and used for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset.  If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value.  The Company has performed an evaluation of the long-term resort assets and related intangibles.  Based upon that analysis, gross cash flows exceed the carrying value of property and equipment and the related intangibles.  However, the fair value is significantly less than the carrying value of collateralized debt and past due interest.

Parent Company Advances

GHH advanced funds to GHI when necessary to assist with working capital needs and capital projects.  During the six months ended June 30, 2004 and the year ended December 31, 2003, the amounts payable by GHI to GHH were approximately $2,688,000 and $1,246,000 respectively.

Revenue

Revenue from Resort operations is recognized as the related service is performed.  Revenue includes rental revenues generated from condominium units owned by third parties participating in the rental pool lease operations.  Normal operating costs such as depreciation interest, real estate taxes and maintenance would have been incurred if the Company owned these units.  Instead, costs and operating expenses include distributions of approximately $2,556,000 and$4,656,000 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively, to the rental pool participants.

Revenue from real estate sales is recognized upon the legal closing of a condominium unit.

Interest Expense, Net

The Company’s cash management policy is to utilize cash resources to minimize net interest expense, through either temporary cash investments or reductions in existing interest-bearing obligations.  Accordingly, temporary cash investments and interest

9

income vary from period to period.  Interest expense is net of interest income of approximately $15,000 and $12,000 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively.

Comprehensive Income (Loss)

Comprehensive income (loss) includes all changes in equity during a period from unrealized gains and losses on certain investment securities.  Such amounts have been reflected, net of taxes, as a separate component of shareholder’s deficit in the accompanying consolidated balance sheets.

During the periods ended June 30, 2004, December 31, 2003, other comprehensive income (loss) consists of unrealized gain (loss) on investment securities.

Employee Benefit Plans

GHI maintains a defined contribution Employee Thrift and Investment Plan (the “Plan”), which provides retirement benefits for all eligible employees who have elected to participate.  Employees must fulfill a 90-day service requirement to be eligible.  The Company currently matches one half of the first 6% of an employee’s contribution.  Company contributions approximated $88,000, $167,000, for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively, and are fully funded.

3.              Property and Equipment

Property and equipment consists of the following:

	June 30, 2004	December 31, 2003

Land and land improvements	$6,513,584	$6,513,584
Buildings	12,397,352	12,397,352
Golf courses and recreational facilities	18,606,014	18,606,014
Machinery and equipment	12,212,914	12,191,682
Construction in progress	819,521	110,211
	50,549,385	49,818,843
Less accumulated depreciation	(13,697,138)	(12,646,250)
	$36,852,247	$37,172,593

Construction in progress consists of costs incurred while constructing Resort amenities.  Construction projects during the six months ended June 30, 2004 and the year ended December 31, 2003 were short term in nature, three months or less, and accordingly, no interest was capitalized.

Depreciation expense of approximately $1,064,000 and $2,485,000 was recorded for the six months ended June 30, 2004 and the year ended December 31, 2003.

10

The Company leases equipment under operating leases.  Lease expense amounts to approximately $299,000 and$399,000 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively.

Future minimum lease payments under operating leases in excess of one year from the period ended June 30, 2004, are as follows:

Year	Amount
2004	$229,500
2005	544,600
2006	320,700
2007	292,100
2008	189,200
Thereafter	0
$1,576,100

4.              Intangible Assets

Resulting from the Acquisition, a Resort intangible of approximately $30,400,000, relating to acquiring an operating Resort property with an existing rental pool agreement, was recorded and is being amortized on a straight-line basis over 20 years.  In accordance with FASB Statement No. 142, Goodwill and Other Intangible Assets, the Company’s intangible asset has been specifically identified and will continue to be amortized over its remaining useful life.  Amortization expense for all intangible assets was approximately $431,000 and $860,000 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively.

During the six months ended June 30, 2004 and the year ended December 31, 2003, the Company reviewed the carrying value of the intangible asset and determined that impairment of the carrying value of the intangible had not occurred.  Advance bookings and rental pool participation had stabilized from a historical perspective, and the pro forma cash flows, based upon advance bookings indicate that no impairment in the carrying value should be recognized.

5.              Other Payables and Accrued Expenses

Other payables and accrued expenses consist of the following:

	June 30, 2004	December 31, 2003

Rental pool lease distribution	$1,012,106	$1,040,282
Taxes, other than income taxes	605,692	1,173,129
Other	143,304	382,477
	$1,761,102	$2,595,888

11

6.              Line of Credit and Notes Payable

	June 30, 2004	December 31, 2003
Notes payable
Participating mortgage note at varying pay rates maturing in 2027 (in default)	$69,975,000	$69,975,000
$9,000,000 participating mortgage note credit facility maturing in 2027 (in default)	9,000,000	9,000,000
Capital leases ranging from 1.89% to 17.37%		28,552
	78,975,000	79,003,552
Less current maturities	(78,975,000)	(79,003,552)
	$—	$—

Concurrent with the Acquisition, GHR obtained a $78,975,000 note payable from GTA.  The note payable has two components: a $69,975,000 participating mortgage note and a $9,000,000 credit facility.  The note payable is guaranteed by GHI and collateralized by substantially all assets other than the Company’s accounts receivable and approximately 38 acres of undeveloped land.

The note payable agreement stipulates that Additional Collateral is to be released when the ratio of the Innisbrook Resorts Net Operating Income equals or exceeds a coverage ratio to Debt Service, as defined.  The coverage ratio was not met for the six months ended June 30, 2004 and the twelve months ended December 31, 2003.  The agreement defines un-pledged GTA shares and/or the proceeds of the sale of these shares as Additional Collateral.

The participating mortgage note was used to finance the Company’s Acquisition and purchase of GTA stock.  The participating mortgage note calls for initial annual interest payments of $6,739,063 with an annual 5% increase in the interest payment, prorated for partial years, commencing January 1, 1998 and continuing each year through 2002.  Interest, payable monthly, has been recorded using the effective interest method.  The effective interest rate is approximately 11.5%, as defined in the loan agreement, over the life of the note payable.  In addition, the participating mortgage note calls for participation payments based upon levels of revenue, as defined, of the Innisbrook property (“Participating Interest”).  No Participating Interest has been incurred for the six months ended June 30, 2004 or the twelve months ended December 31, 2003.

Principal on the GTA note payable is due at maturity on June 23, 2027.  Upon expiration or earlier termination of the participating mortgage note, GTA has the option to purchase Innisbrook at fair market value (Note 10).

The $9,000,000 credit facility bears interest initially at a 9.75% fixed rate with an annual 5% interest escalator commencing January 1, 1998 (effectively 11.94% for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively) and

12

continuing each year through 2002.  As of June 30, 2004, the Company has drawn the full $9,000,000 available under this facility.

The Company incurred interest expense of approximately $4,749,000 and $9,121,000 on the GTA note payable during the six months ended June 30, 2004 and the year ended December 31, 2003, respectively, of which $28,312,000 and $23,751,000 was payable at June 30, 2004 and December 31, 2003.  Accrued interest is classified as current as a result of the default on the GTA loan.

As a condition under the note payable agreement with GTA, the Company acquired 159,326 common shares of Golf Trust of America, Inc. (the 100% shareholder of GTA) and 274,000 Operating Partnership units (“OPUs”) in GTA for $8,975,000 with an option to acquire for $26 per unit 150,000 additional OPUs. GHR distributed its GTA investment to the Company upon acquisition. In prior years, the OPUs were converted to GTA common shares.  At June 30, 2004 and December 31, 2003, the Company held 368,365 shares of GTA common stock, which serve as collateral for the mortgage until certain performance thresholds of GHR, as defined, are met.

The Company was informed by GTA on November 29, 2001 that the Company is in default on the $78,975,000 note payable arising from the Company’s failure to pay the October 2001 interest payment and all subsequent principal and interest payments, which have not been made.  GTA has asserted its right to accelerate payment of the total outstanding principal and interest amounts.  GTA entered into a Settlement Agreement dated July 15, 2004 with the Company (Note 10).

7.              Income Taxes

On April 17, 1998, the Company filed an election with the Internal Revenue Service to change its tax status to a Qualified Subchapter S Subsidiary effective February 3, 1998.  As a result of this election, no provision for income taxes has been included in the accompanying consolidated financial statements for any federal, state or local taxes since any income (loss) is passed through to its shareholder.  The remaining deferred tax liability represents the estimated liability for taxes to be paid on built-in gains associated with the sale of assets within the statutory 10-year period from Acquisition.

No valuation allowances are provided on deferred tax assets as management believes it is more likely than not that such asset will be realized upon settlement with GTA of amounts due.  Under the Internal Revenue Code, if certain substantial changes in the Company’s ownership occur, there are annual limitations on utilization of loss carry-forwards.

13

	June 30, 2004	December 31, 2003
Deferred income taxes consist of the following:
Deferred income tax asset:
Net operating loss	$331,875	$331,875
Deferred income tax liability:
Basis difference in property and intangible assets	(1,586,875)	(1,586,875)

Total deferred income tax liability	$(1,255,000)	$(1,255,000)

8.              Commitments and Contingencies

Rental Pool Distribution

GHR offered, effective January 1, 1998 and amended and restated effective January 1, 2000, a separate Guaranteed Distribution Master Lease Agreement (“GMLA”) to Innisbrook participants.  Among other things, the GMLA provides for an equal sharing between GHR and Innisbrook participants of Adjusted Gross Revenues, and includes as deductions from the Gross Income Distribution, as defined, a 5.5% Management Fee and a 3% Marketing Fee.  GHR also guaranteed that distributions would not be less than an amount, which approximates the 1996 Gross Income Distribution on an individual unit basis, as prorated based upon Weighted Days Pool Participation, as defined.  For the six months ended June 30, 2004, no amounts were required to be paid under the guarantee. GHR was obligated to pay the GMLA participants approximately $1,000 pursuant to the guarantee for the year ended December 31, 2003.  The GMLA has a non-cancelable term through 2011 with an annual rental pool participation election by individual unit owners.  As of December 31, 2003, one unit owner actively participated in the rental pool pursuant to the GMLA.  As of June 30, 2004, there are no unit owners participating in the rental pool pursuant to the GMLA.

The NMLA was effective January 1, 2002.  On an annual basis, beginning in 2002, each condominium owner may elect to participate in either the NMLA or the GMLA.  If an owner elects to participate in the NMLA, the owner is prohibited from returning to the GMLA.  The NMLA provides for Adjusted Gross Revenues, as defined, to be divided 40% to the Innisbrook rental pool participants and 60% to GHR.  In addition, GHR has agreed, as part of the NMLA, to reimburse rental pool participants in the NMLA for up to 50% of actual unit refurbishment costs beginning in 2005 through 2009, so long as the rental pool participation threshold, as defined, is maintained.  In addition, GHR has agreed to pay the participants interest at 5% on the unpaid 50% of the refurbishment costs, beginning in 2002 so long as the participation threshold is maintained.  Interest in the amount of approximately $182,000 and $314,000 was incurred under this agreement for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively.  Should GHR elect to terminate the NMLA before its expiration in 2011, all unpaid balances of refurbishment costs and related interest would be due and payable to the Participants.  If GHR proves unsuccessful in its defenses in the Class-Action Lawsuit described below, any rental pool participant who elected to participate in the class action lawsuit, subject to the NMLA, will forego reimbursement by GHR for renovations equal

14

to their pro-rata amount of the class-action settlement proceeds.  The net liability for GHR’s share of the estimated cost of the refurbishments completed as of June 30, 2004 is approximately $6,961,000 and is included in long-term refurbishments on the consolidated balance sheet.  The corresponding asset is included in other assets and is being amortized on a straight-line basis over the period from the time each phase of the refurbishment is placed in service through the completion of payment in 2009.  The amortization expense for the six months ended June 30, 2004 and the year ended December 31, 2003 is approximately $523,000 and $860,000, respectively, and is included in resort facilities expense.  The benefits and obligations under the GMLA and NMLA were assumed by GTA in accordance with the Settlement Agreement (Note 10).

Legal

GHI has been named as a defendant in a consolidated class action lawsuit (the “Class Action Lawsuit”) whereby the plaintiffs allege breaches of contract, including breaches in connection with the Rental Pool Master Lease Agreement.  The plaintiff’s are seeking damages and declaratory judgment stating the plaintiffs are entitled to participate in the rental pool if one exists, a limitation of the total number of club memberships and a limitation of golf course access to persons who are either condominium owners who are members, their accompanied guests, or guests of the resort. Deposition of class members and others, including depositions of prior executives of Golf Host Resorts, have been taken and additional discovery remains.  The court had postponed the previously scheduled trial date of February 3, 2003; a new trial date has not yet been set.  As of December 31, 2003, the court decertified the class and denied the plaintiff’s subsequent motion to permit additional owners to intervene in the lawsuit.  In addition, the plaintiffs filed a complaint seeking to “pierce the corporate veil”.  The court dismissed the veil piercing complaint with prejudice.  The plaintiffs appealed the decertification of the class; the denial to intervene and the veil piercing dismissal to the Florida Court of Appeals, Second District.  The Court of Appeals has affirmed the lower court’s de-certification of the class and has affirmed the lower court’s dismissal with prejudice of the veil piercing case.  On July 29, 2004, the Circuit Court for the Sixth Judicial Circuit entered an order granting the Company’s motion for summary judgment.  The plaintiffs may appeal the summary judgment ruling.  No decision on the intervention appeal has been made.  The Company does not believe that the resolution of this matter will have a material adverse effect on the Company’s financial condition or results of operations.

The Company, in the normal course of operations, is also subject to claims and lawsuits.  The Company does not believe that the ultimate resolution of these matters will materially impair operations or have an adverse effect on the Company’s financial position and results of operations

9.              Westin Agreements

Westin became manager of Innisbrook effective July 15, 1997, for a 20-year term unless terminated earlier as provided for in the agreement.  Westin receives annual management fees, based on revenues of Innisbrook, and certain cost reimbursements.  Westin’s

15

management fee amounted to approximately $310,000 and $576,000 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively.

The Westin management agreement required GHR to maintain a capital replacement fund based on an amount calculated as the greater of 3% of gross revenues or a minimum threshold amount as defined in the agreement, calculated on a monthly basis.  GHR contributed approximately $1,246,000 and $2,403,000 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively, and an additional $209,000 and $1,665,000 is required to be segregated at June 30, 2004 and December 31, 2003, respectively.  At June 30, 2004 and December 31, 2003, the capital replacement fund had a balance of approximately $1,810,000, and $1,304,000, respectively, and is included in restricted cash in the accompanying consolidated balance sheets.

Under the terms of the Innisbrook management agreement, Westin guaranteed a minimum cash flow to Innisbrook.  The agreement provided that if Incentive Cash Flow, as defined, is less than the Minimum Annual Payment, as defined, for the operating year, then Westin will fund a non-interest bearing advance to Innisbrook for the shortage up to $2,500,000, with the advance being repayable when GHR has Available Cash, as defined.  As of June 30, 2004 and December 31, 2003, $10,265,000 had been advanced to GHR and are included in Due to Westin.  GTA assumed this liability as part of the Settlement Agreement (Note 10).

Amounts payable to Westin of $616,000 and $1,134,000 at June 30, 2004 and December 31, 2003, respectively, include management fees and certain cost reimbursements and are included in accounts payable at June 30, 2004 and December 31, 2003, respectively.

10.       Subsequent events

On July 15, 2004, The Company and GTA entered into a Settlement Agreement wherein the Resort property, three condominiums units and linen closet located at the resort, the acquired interest in common stock and partnership operating units of GTA held by the Company, and all rights, title and interests in the Company under existing contracts and agreements were transferred to GTA.  In addition, GTA assumed all liabilities of the Company except for the Due to Parent, and the Company provided an indemnity to defend and hold harmless GTA (and its affiliates) from and against any and all costs, liabilities, claims, losses, judgments, or damages arising out of or in connection with the Class Action Lawsuit as well as liabilities accruing on or before the closing date relating to employee benefits and liabilities for contracts or agreements not disclosed by the Company to GTA.  In return, GTA delivered to the Company, a duly executed release of the Company from the liabilities owed to GTA.

Contemporaneously with the transfer of the Resort property, GTA entered into a management agreement with Westin Management Company South to manage the Resort, and the Company’s management agreement with Westin was terminated.  Subsequent to July 15, 2004, the Company has no operating activities except for actively marketing its remaining land parcel for sale.

Concurrent with the transfer of the Company’s assets to GTA, the Due to Parent of approximately $1,471,000 was forgiven by GHH and no federal income taxes were due.

16